UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures required by subpart (c) of this item are included in Item 7.01 under the caption “Change in Chief Operating Officer of the Company” and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

Change of Certain Executive Officers of the Company

On March 5, 2012, comScore, Inc. (the “Company”) appointed Thomas Karrat as President, Global Marketing and Media Solutions. Prior to his appointment as President, Global Marketing and Media Solutions, from 2007 to 2012, Mr. Karrat, 41, served as Executive Vice President of Sales & Marketing of Mimeo, a digital printing services provider. Prior to serving at Mimeo, Mr. Karrat served as Senior Vice President of Sales at Yahoo! Hotjobs. Previously, Mr. Karrat also served as Vice President and General Manager at StorageApps, and held various positions, including Divisional Vice President at EMC. Mr. Karrat holds a Bachelors of Arts degree from Northeastern University.

Attached hereto as Exhibit 99.1 and incorporated by reference to this Item 7.01 is a press release issued on March 5, 2012 announcing Mr. Karrat’s appointment.

On March 5, 2012, the Company appointed Serge Matta as President, Mobile and Operator Solutions. Prior to his appointment, Mr. Matta, 38, served in various senior positions at the Company, including most recently, as Executive Vice President, overseeing the Company’s worldwide Telecommunications and Mobile practice. Prior to joining the Company in 2000, Mr. Matta held positions at MicroStrategy within the consulting group. Mr. Matta holds a Bachelors of Science degree in Finance from George Mason University and a Masters of Business Administration from American University.

Change of Chief Operating Officer of the Company

On March 5 2012, the Company appointed Cameron Meierhoefer as Chief Operating Officer of the Company, with responsibilities to include the certain logistics operations and technology for the Company. Mr. Meierhoefer will not serve as the Company’s principal operating officer, as the Company’s Chief Executive Officer, Magid M. Abraham, shall serve as the Company’s principal operating officer. Prior to his appointment as Chief Operating Officer of the Company, Mr. Meierhoefer, 40, has served in various senior positions at the Company, including most recently, Executive Vice President of Custom Analytics. Prior to joining the Company in 2001, Mr. Meierhoefer was head of analytics at PC Data Online, a division of market research firm PC Data Inc., and he also spent several years in quantitative and qualitative social science research. Mr. Meierhoefer holds a Bachelors of Science degree from Columbia University, and Masters of Science degree from the Georgia Institute of Technology.

Concurrently with Mr. Meierhoefer’s appointment, the Company appointed Gregory T. Dale as the Company’s Executive Vice President, International. Mr. Dale previously served as the Company’s Chief Operating Officer since August 2009 and in various other senior positions at the Company from September 1999 to August 2009. Prior to joining the Company, Mr. Dale served as Vice President of Client Service at Paragren Technologies, Inc., a company that specialized in enterprise relationship marketing. Mr. Dale holds a Bachelors of Science in Industrial Management from Purdue University.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and the related Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or as set forth in Item 5.02 of this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Financial Officer

Date: March 5, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 5, 2012